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                                  EXHIBIT 21.1




                                  SUBSIDIARIES




     The following table sets forth the subsidiaries of Noble Drilling Corporation as of March 13, 1998 (excluding certain subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) as of December 31, 1997):

SUBSIDIARY NAME                                                     INCORPORATED OR ORGANIZED IN:
---------------                                                     -----------------------------
Noble Drilling International Inc. (1)                                                    Delaware
Noble Drilling Land Inc. (1)                                                               Nevada
Noble Drilling Services Inc. (1)                                                         Delaware
Noble Drilling (U.S.) Inc. (1)                                                           Delaware
Noble Offshore Corporation (1)                                                           Delaware
Triton Engineering Services Company (1)                                                  Delaware
Noble Drilling International (Cayman) Ltd. (2)                                     Cayman Islands
Noble Drilling (Canada) Ltd. (2)                                                          Alberta
Mexico Drilling Partners Inc. (3)                                                          Nevada
Noble Drilling Land Ltd. (3)                                            Texas Limited Partnership
Noble Drilling (Mexico) Inc. (3)                                                         Delaware
Noble (Gulf of Mexico) Inc. (3)                                                          Delaware
Noble Offshore Africa Inc. (4)                                                     Cayman Islands
Triton International, Inc. (5)                                                           Delaware
Triton Tool & Supply, Inc. (5)                                                              Texas
Triton USA, Inc. (5)                                                                     Delaware
International Directional Services Ltd. (6)                                               Bermuda
Neddrill do Brasil S/C Ltda. (6)                                                           Brazil
Noble Asset Company Limited (6)                                                    Cayman Islands
Noble Asset (U.K.) Limited (6)                                                     Cayman Islands
Noble Contracting GmbH (6)                                                            Switzerland
Noble Drilling (Nederland) B.V. (6)                                               The Netherlands
Noble Drilling (Nigeria) Ltd. (6)                                                         Nigeria
Noble Drilling (TVL) Ltd. (6)                                                      Cayman Islands
Noble Drilling (U.K.) Ltd. (6)                                                               U.K.
Noble Drilling (West Africa) Ltd. (6)                                              Cayman Islands
Noble Drilling de Venezuela C.A. (6)                                                    Venezuela
Noble Enterprises Limited (6)                                                      Cayman Islands
Noble International Limited (6)                                                    Cayman Islands
Noble Mexico Limited (6)                                                           Cayman Islands
Noble-Neddrill International Limited (6)                                           Cayman Islands
Bawden Drilling Inc. (7)                                                                 Delaware
Bawden Drilling International Ltd. (7)                                                    Bermuda
Triton Drilling (Nigeria) Ltd. (8)                                                        Nigeria
Triton International de Mexico, S.A. de C.V. (8)                                           Mexico
Arktik Drilling Limited, Inc. (10)                                                        Bahamas
Noble Kvaerner Drilling Limited (11)                                                      Bahamas
Noble Drilling (Europe) Ltd. (12)                                                         Bermuda
Noble Land Support Limited (12)                                                              U.K.
Rigquip Ltd. (12)                                                                            U.K.
Noble Drilling International Ltd. (13)                                                    Bermuda
Noble Drilling International Services Pte. Ltd. (13)                                    Singapore
Noble Drilling (Malaysia) Sdn. Bhd. (13)                                                 Malaysia
Noble Drilling Arabia Limited (14)                                                   Saudi Arabia
Resolute Insurance Group Ltd. (15)                                                        Bermuda





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(1)       100% owned by Noble Drilling Corporation
(2)       100% owned by Noble Drilling International Inc.
(3)       100% owned by Noble Drilling (U.S.) Inc.
(4)       100% owned by Noble Offshore Corporation
(5)       100% owned by Triton Engineering Services Company
(6)       100% owned by Noble Drilling International (Cayman) Ltd.
(7)       100% owned by Noble Drilling (Canada) Ltd.
(8)       100% owned by Triton International, Inc.
(9)       100% owned by Noble Asset Company Limited
(10)      Joint venture (owned 41% by Noble Drilling (Nederland) B.V.)
(11)      Joint venture (owned 50% by Noble Drilling (Nederland) B.V.)
(12)      100% owned by Noble Drilling (U.K.) Ltd.
(13) 100% owned by Noble Enterprises Limited (70% in the case of Noble Drilling Malaysia Sdn. Bhd.)
(14)      100% owned by Noble International Limited
(15)      100% owned by Bawden Drilling International Ltd.